UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed by Walter Investment Management Corp. (the “Company”) with the Securities and Exchange Commission on October 14, 2016, David C. Schneider, former Executive Vice President and Chief Operating Officer of the Company and President of Ditech Financial LLC, left the Company, effective October 12, 2016.

In connection with his departure, the Company and Mr. Schneider entered into a Separation Agreement and Release of Claims, dated December 2, 2016 (the “Schneider Separation Agreement”), which agreement remains revocable by Mr. Schneider until 11:59 p.m. on December 9, 2016. Pursuant to the Schneider Separation Agreement, subject to his not revoking the agreement, Mr. Schneider will receive the following payments: (i) an amount equal to $425,000, payable over a period of six months in accordance with the Company’s normal payroll practices, with the first of such installments commencing with the first regularly scheduled payroll date immediately following December 10, 2016 (the “Release Effective Date”); (ii) an amount equal to $690,000, payable in three substantially equal installments within approximately six months following the Release Effective Date; and (iii) an amount equal to $98,000, payable in a lump sum on the first regularly scheduled payroll date immediately following the Release Effective Date, in each case, subject to the terms and conditions of the Schneider Separation Agreement. In addition, subject to Mr. Schneider’s election of continuation coverage under COBRA, the Company will pay the Company portion of health, dental and/or vision benefits for a period of twelve months in the same amount as would be paid in respect of similarly situated active employees. Except for the non-competition provision, which the Company has waived, the post-termination restrictive covenants set forth in the employment agreement between the Company and Mr. Schneider, dated February 10, 2015, remain in effect.

Additionally, pursuant to the terms of the applicable equity award agreements, Mr. Schneider retains certain unvested stock options following his departure. Such stock options will continue to vest in accordance with the applicable vesting schedule, and except for the non-competition provision, which the Company has waived, the stock options will otherwise remain subject in all respects to the terms of the applicable equity award agreements and to the Company’s Omnibus Incentive Plan (Amended and Restated June 9, 2016). All other equity awards granted to Mr. Schneider by the Company that were unvested as of his departure were cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: December 5, 2016	By:	/s/ Anthony N. Renzi
Anthony N. Renzi, Chief Executive Officer and President